CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.
33-26106, 33-35405, 33-39770, 33-57811, 333-91571, 333-31012 and 333-74624), Form S-3 (No. 333-67870) and
Form S-3/A (No. 333-34167) of the Walt Disney Company of our report dated June 25, 2004 relating to the financial statements and supplementary schedules of the Disney Hourly Savings and Investment Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Los Angeles, California
June 25, 2004